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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          CLASSIC VACATION GROUP, INC.

                                       AT

                              $0.15 NET PER SHARE

                                       BY

                          CVG ACQUISITION CORPORATION

                     WHICH IS A WHOLLY-OWNED SUBSIDIARY OF

                               CVG INVESTMENT LLC

                    WHICH IS A MAJORITY-OWNED SUBSIDIARY OF

                          THREE CITIES FUND III, L.P.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5 P.M., NEW YORK CITY TIME, ON
            MONDAY, DECEMBER 31, 2001, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated November 13, 2001 (the "Offer to Purchase"), and a related Letter of Transmittal (the terms and conditions of which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by CVG Acquisition Corporation, a Delaware corporation (the "Purchaser"), which is a wholly-owned subsidiary of CVG Investment LLC ("CVGI"), which is in turn majority-owned by Three Cities Fund III, L.P. ("TCF III"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Classic Vacation Group, Inc., a New York corporation, (the "Company"), which are not already owned by the Purchaser, CVGI, or its affiliates or members, at a price of $0.15 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF THOSE SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender, on your behalf, any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The Offer Price is $0.15 per Share, net to you in cash, upon the terms and subject to the conditions set forth in the Offer.

          2. The Board of Directors of the Company has no recommendation to you about whether you should or should not tender your Shares in the Offer.

          3. The Offer is being made for all outstanding Shares.
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          4. If at least 50% of the Company's outstanding Shares that the
     Purchaser, CVGI or its affiliates or members do not own immediately before the Offer expires are properly tendered and not withdrawn, the Purchaser must be merged with the Company in a transaction (the "Merger") in which all the remaining shareholders, other than the Purchaser, CVGI or its affiliates, will receive $0.15 per Share in cash, and CVGI will become the sole shareholder of the Company. Even if fewer than 50% of the outstanding Shares that the Purchaser, CVGI or its affiliates do not already own are tendered, CVGI may cause the Merger to take place.

          5. The Offer is conditioned upon, among other things, a Note Purchase Agreement between the Company and CVGI being in effect at the expiration of the Offer, as more fully described in the Offer to Purchase.

          6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

          7. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, December 31, 2001, unless the Offer is extended.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of such Shares which we hold, all your Shares that we hold will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of the tendered Shares for payment. Payment for Shares purchased pursuant to the Offer will not be made until American Stock Transfer and Trust Company (the "Depositary") receives (a) Share Certificates (or a timely Book-Entry Confirmation (as defined in Section 8 of the Offer to Purchase) after transfer of the Shares into the account maintained by the Depositary at the Depository Trust Company), pursuant to the procedures set forth in Section 9 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in Section 8 of the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time, depending upon when certificates for or Book Entry Confirmations of transfers into the Depositary's account at the Depository Trust Company are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance of tendered shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where securities, blue-sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                                      Very truly yours,

                                      D.F. King & Co., Inc.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          CLASSIC VACATION GROUP, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 13, 2001, and the related Letter of Transmittal, in connection with the offer by CVG Acquisition Corporation, a Delaware corporation (the "Purchaser"), which is a wholly-owned subsidiary of CVG Investment LLC, a Delaware limited liability company ("CVGI"), which is in turn a majority-owned subsidiary of Three Cities Fund III, L.P., a Delaware limited partnership, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Classic Vacation Group, Inc., a New York corporation, which are not already owned by the Purchaser, CVGI, or its affiliates or members.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all the Shares) which you are holding for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered:                            Date:
                                 --------------------------        ------------


SIGN HERE

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